Exhibit 99.2

Execution Copy

WorldSpace, Inc.

April 13, 2007

To: The Holders of WorldSpace 5% Convertible Notes due December 31, 2014

Ladies and Gentlemen:

The purpose of this letter is to set forth the agreement of the undersigned, WorldSpace, Inc. (the “Company”) and the holders (the “Investors”) of its existing 5% Convertible Notes due December 31, 2014 (“Existing Notes”) with respect to restructuring the terms of the Existing Notes.

1.	Principal Terms

(a)	In accordance with the attached term sheet (“Annex I” and, together with this letter, the “Letter”), the Company and the Investors agree as follows:

(i) the Company shall redeem $50 million principal amount of the Existing Notes for cash in immediately available funds at 100% of the principal amount thereof;

(ii) the Company shall exchange the remaining $105 million principal amount of the Existing Notes in a transaction meeting the requirements of the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended, for the following: (A) Bridge Loan Notes, holding a first lien on all of the assets of the Company and its subsidiaries in the aggregate principal amount of $45 million, (B) Amended and Restated Convertible Notes in the aggregate principal amount of $60 million, holding a second lien on all of the assets of the Company and its subsidiaries, and (C) Warrants to acquire an aggregate amount of 2,647,059 shares of Class A Common Stock of the Company. Each of the foregoing securities issued in the foregoing transaction shall trade separately; and

(iii) concurrently with the closing of the transactions under clauses (i) and (ii), the Company shall pay all accrued and unpaid interest on the Existing Notes in cash in immediately available funds.

(b) The transactions contemplated in clauses (a)(i)—(iii) above would be allocated among the Investors on a pro rata basis in accordance with their percentage ownership interest of the Existing Notes.

(c) The transactions contemplated in clauses (a)(i)—(iii) above are collectively referred to herein as the “Redemption and Exchange Transaction”. All of the terms and conditions of the proposed Redemption and Exchange Transaction would be set forth in definitive written agreements including, specifically, a Redemption and Exchange Agreement, Amended and

Restated Convertible Notes, Bridge Loan Agreement and Notes, Warrants, one or more Security and Pledge Agreements and such other documents incorporating the terms and conditions outlined in this Letter and containing such other customary and ordinary provisions, including, among other things, representations, warranties and indemnities of the Company and its subsidiaries (the “Redemption and Exchange Transaction Agreements”).

2.	Reasonable Best Efforts to Complete Documentation by Stipulated Dates

The parties hereby agree to negotiate in good faith and use their reasonable best efforts to finalize the documentation required for the Redemption and Exchange Transaction consistent with the terms herein following the execution and delivery of this Commitment Letter and to close the transaction not later than April 27, 2007 (the “Closing Date”).

3.	Conditions Precedent

The respective agreements of the Investors to consummate the Redemption and Exchange Transaction are subject to satisfaction of the conditions precedent set forth in Annex I.

4.	Costs and Expenses

The Company shall pay, or reimburse the Investors on demand for, all reasonable out-of-pocket costs and expenses incurred by the Investors in connection with the Redemption and Exchange Transaction and the negotiation, execution and delivery of this Letter and the Redemption and Exchange Transaction Agreements, including, without limitation, fees and expenses of each Investor’s counsel, regardless of whether any of the transactions contemplated hereby is consummated.

5.	Confidentiality

By accepting delivery of this Letter, each of the Company and the Investors agree that, prior to the earliest of (i) April 18, 2007, (ii) the filing by the Company with the Securities and Exchange Commission (the “SEC”) of a Current Report on Form 8-K reporting the execution of this Letter or (iii) the filing with the SEC by the Company of its Form 10-K for the year ended December 31, 2006, this Letter is for its confidential use and that neither its existence nor the terms hereof will be disclosed by it to any person other than the parties’ respective officers, directors, employees, accountants, attorneys and other advisors, and then only on a confidential and “need to know” basis in connection with the transactions contemplated hereby; provided, however, that the Company may disclose the existence and terms hereof (i) to the outside auditors of the Company and its subsidiaries, and (ii) to the extent required, by applicable law, regulation or listing requirement or in connection with any subpoena or litigation or to the extent that such existence or terms becomes public knowledge by a reason other than breach by the Company, or any of their respective officers, directors, employees, accountants, attorneys and other advisors.

In connection with all aspects of the Redemption and Exchange Transaction contemplated by this Letter, the parties hereto acknowledge and agree that: (a) each Investor is acting independently of each other Investor in connection with all aspects of the Redemption and

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Exchange Transaction, and the obligations of each Investor hereunder are several and not joint, (b) the Redemption and Exchange Transaction is an arm’s-length commercial transaction between the Company, on the one hand, and each Investor, on the other hand, and the Company and each Investor is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Letter; (c) in connection with the process leading to such transaction, each Investor is and has been acting solely as principal for its own account and none of the Investors is the financial advisor or fiduciary for the Company or any of its affiliates, stockholders, creditors or employees or any other party; (d) no Investor has assumed nor will it assume an advisory or fiduciary responsibility to the Company or its affiliates with respect to any of the transactions contemplated hereby or the process leading thereto and no Investor shall have any obligation to the Company or its affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth in this Letter; (e) the Investors and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and its affiliates and the other Investors and their respective affiliates and no Investor shall have any obligation to disclose any of such interests by virtue of any advisory, agency, fiduciary or other relationship; and (f) no Investor has provided any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby and the Company and each Investor has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.

The Company represents and warrants that it has not provided any Investor with any material non-public information except for the terms of the Redemption and Exchange Transaction, which terms shall be disclosed by the Company in a Current Report on Form 8-K (with this Letter and all the exhibits hereto) to be filed with the SEC on or prior to 8:30 a.m., New York time, on April 16, 2007.

6.	Information

The Company hereby represents that it has filed with the SEC all reports, forms, schedules and statements and other documents required to be filed since January 1, 2005 (“SEC Documents”). As of their respective filing dates, (a) the SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and (b) none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

7.	Indemnification

The Company agrees to indemnify and hold harmless each Investor, and each of their respective affiliates and each of their respective officers, directors, employees, agents, advisors, attorneys and representatives (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and disbursements of outside counsel), that are incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating to this Letter or the Redemption and Exchange Transaction, or any use made or proposed to be made with the

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proceeds of the Redemption and Exchange Transaction, irrespective of whether the Redemption and Exchange Transaction is consummated, except to the extent such claim, damage, loss, liability, or expense is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence, bad faith, or willful misconduct. The Company further agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company for or in connection with the transactions contemplated hereby, except to the extent such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence, bad faith, or willful misconduct or breach of this Letter. In no event however, shall any Indemnified Party be liable on any theory of liability for any special, indirect, consequential or punitive damages.

8.	Governing Law

This Letter shall be governed by, and construed in accordance with, the laws of the State of New York, applicable to contracts executed and to be performed within the State of New York. This Letter sets forth the entire agreement among the parties with respect to the matters addressed herein and supersedes all prior communications, written or oral, between or among the Company and the Investors. This Letter may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original and all of which, taken together, shall constitute one and the same Letter. Delivery of an executed counterpart of a signature page to this Letter by facsimile or email shall be as effective as delivery of an original, executed counterpart of this Letter.

9.	Waiver of Jury Trial

(a) Each party hereto irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Letter or the transactions contemplated by this Letter or the actions of the parties hereto or any of their affiliates in the negotiation, performance or enforcement of this Letter.

(b) With respect to all matters relating to this Letter, including Annex I, each of the Company and the Investors irrevocably (i) submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in the State of New York, County of New York, and any appellate court from any thereof, (ii) agrees that all claims related hereto may be heard and determined in such courts, (iii) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum, (iv) agrees that a final judgment of such courts shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law, (v) waives any immunity from jurisdiction of any court or from any legal process or setoff to which it or its properties or assets may be entitled and (vi) consents to the service of any and all process with respect to all matters relating to this Letter by any manner permitted by law.

10.	Termination

The parties hereto may terminate this Letter prior to the closing of the Redemption and Exchange Transaction as follows: (i) by mutual written consent, or (ii) any party not in breach of its obligations under this Letter may terminate this Letter by written notice to the other parties

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hereto if the Redemption and Exchange Transaction shall not have occurred on or before May 31, 2007. The parties agree to act in good faith to close the Redemption and Exchange Transaction in accordance with the timing provisions of Section 2, but in any event not later than the date in the preceding sentence. The provisions of Sections 4, 5, 7, 8, 9 and 11 shall survive such termination.

11.	Miscellaneous

This Letter is not assignable by the parties without the prior written consent of the other parties hereto and is intended to be solely for the benefit of the parties hereto and the Indemnified Parties. Any transfer or assignment of an Existing Note by any Investor shall be subject to the terms of this Letter, and the transferee shall take such Existing Note subject to the terms hereof. Nothing herein, express or implied, is intended to or shall confer upon any third party any legal or equitable right, benefit, standing or remedy of any nature whatsoever under or by reason of this Letter.

This Letter supersedes all prior communications from the Company and its agents with respect to the subject matter hereof; provided, however, that the confidentiality agreements to which the Investors have agreed to adhere, if any, shall remain in full force and effect in accordance with their terms.

The Investors hereby notify you that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001), as amended, they may be required to obtain, verify and record information that identifies you, which information includes your name and address and other information that will allow the Investors to identify you in accordance with such Act.

If the foregoing terms and conditions are acceptable to you, please so indicate by signing the enclosed copy of this letter and returning it to the attention of the undersigned.

[Signature page to follow]

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IN WITNESS WHEREOF, each Investor and the Company have caused this Letter to be duly executed as of the date first written above.

COMPANY:

WORLDSPACE, INC.

By:	/s/ Noah A. Samara
Name:	Noah A. Samara
Title:	Chairman, Chief Executive Officer & President

INVESTORS:

HIGHBRIDGE INTERNATIONAL LLC

By:	HIGHBRIDGE CAPITAL MANAGEMENT, LLC

By:	/s/ Adam J. Chill
Name:	Adam J. Chill
Title:	Managing Director

OZ MASTER FUND, LTD.

By:	OZ MANAGEMENT, L.L.C., Its Investment Manager

By:	/s/ Joel Frank
Name:	Joel Frank
Title:	Chief Financial Officer

AG OFFSHORE CONVERTIBLES, LTD.

By:	Angelo, Gordon & Co., L.P., Its Director

By:	/s/ Fred Berger
Its:	Chief Administrative Officer

CITADEL EQUITY FUND LTD.

By:	CITADEL LIMITED PARTNERSHIP, Portfolio Manager

By:	CITADEL INVESTMENT GROUP, L.L.C., Its General Partner

By:	/s/ Christopher L. Ramsay
Name:	Christopher L. Ramsay
Title:	Director and Associate General Counsel

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Annex I

Convertible Note Redemption and Exchange—Term Sheet

This summary of terms sets forth the principal terms of the redemption and exchange offer to existing convertible noteholders whereby the Company and each Investor agrees as follows (such agreement to be applicable to each Investor pro rata in accordance with its interests in the existing Convertible Notes):

(i) the Company shall redeem $50 million principal amount of the Existing Notes for cash in immediately available funds at 100% of the principal amount thereof;

(ii) the Company shall exchange for the remaining $105 million principal amount of the Existing Notes in a transaction meeting the requirements of the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended, for the following: (A) Bridge Loan Notes, holding a first lien on all of the assets of the Company and its subsidiaries in the aggregate principal amount of US$45 million, (B) Amended and Restated Convertible Notes in the aggregate principal amount of US$60 million, holding a second lien on all the assets of the Company and its subsidiaries, and (C) Warrants to acquire an aggregate amount of 2,647,059 shares of Class A Common Stock, par value $0.01 per share.

The terms of the Amended and Restated Convertible Notes, the Bridge Loan Notes and the Warrants are set forth below.

Amended and Restated Convertible Notes

Size	US$60,000,000

Rank	Senior

Security	Pro rata second priority security interest in the Company’s and its direct and indirect domestic subsidiaries’ (collectively, the “Subsidiaries”) now owned or hereafter acquired property and assets (including, without limitation, satellites, FCC licenses, intellectual property, real property, licenses, permits, and capital stock (except in the case of a foreign subsidiaries, in which case only 65% of the stock will be pledged), except for those assets which the Investors shall determine in their sole discretion that the costs of obtaining such a security interest are excessive in relation to the value of the security to be afforded thereby); ranks second to Bridge Loan Notes and to any new senior debt financing up to US$105 million.

Guarantors	The Subsidiaries

Collateral Agent	To be determined.

Maturity	3 years

Interest Rate	8.00%, payable quarterly in cash

Conversion Price	US$4.25 per share.

Conversion Price Adjustments	Post-IPO formula in existing Convertible Note (Section 7(a)) (i.e., adjustment for below-market issuances based upon weighted average outstanding).

Rule 3(a)(9) Exchange	All securities issued in the Redemption and Exchange Transaction will qualify for an exemption under Section 3(a)(9) of the Securities Act of 1933. Accordingly, the shares related to the Convertible Notes will qualify for immediate resale by non-affiliates under Rule 144(k).

Conversion Cap	The Convertible Notes and Warrants will be subject to a 9.9% blocker provision consistent with the existing Convertible Notes.

Change of Control	Market standard for 144A convertible debt with option of holder for redemption at par or conversion with conversion price adjustment as per matrix.

Optional Redemption by Company	Provided the Company’s stock price is 200% or above of conversion price for 10 trading days on or after second anniversary of issuance, we may from time to time redeem the Convertible Notes, in whole or in part, for cash, at a redemption price equal to 100% of the principal amounts of the Convertible Notes we redeem, plus any accrued and unpaid interest to, but excluding, the redemption date.

Lien Limitations	The Company may incur secured debt (a) up to $105 million, including the amount of outstanding Bridge Loan Notes, of senior secured first priority indebtedness and (b) up to $100 million, less the amount of outstanding Convertible Notes, of senior secured second priority indebtedness which is pari passu with the Convertible Notes.

Debt Incurrence Covenant	The Company may incur indebtedness provided that (a) senior secured debt must be permitted by Lien Limitations above and (b) any debt which is not first priority secured must mature on a date not earlier than 91 days after the maturity date of the Convertible Notes. The Company shall not make or agree to make any mandatory or optional prepayment on debt (other than first priority secured debt permitted pursuant to Lien Limitations above) while the Convertible Notes are outstanding.

Bridge Loan Notes

Size	US$45,000,000

Rank	Senior

Security	First priority security interest in the Company’s and its Subsidiaries’ now owned or hereafter acquired property and assets (including, without limitation, satellites, FCC licenses, intellectual property, real property, licenses, permits, and capital stock (except in the case of a foreign subsidiaries, in which case only 65% of the stock will be pledged), except for those assets which the Investors shall determine in their sole discretion that the costs of obtaining such a security interest are excessive in relation to the value of the security to be afforded thereby).

Guarantors	The Subsidiaries

Collateral Agent	To be determined

Maturity	3 years

Interest Rate (%)	LIBOR plus 6.50%, payable quarterly in cash

Mandatory Redemption by Company

Mandatory payment of $27.5 million on the first anniversary of the Closing Date.

Customary mandatory prepayments will be included in the Credit Documentation, including, without limitation, in an amount equal to (i) 100% of the net cash proceeds from the incurrence of debt, (ii) 100% of the net cash proceeds from the issuance of equity securities, (iii) 75% of the Company’s excess cash flow (as defined in the Credit Documentation), and (iv) 100% of the net cash proceeds from the sale of assets and casualty events, subject to customary exceptions.

Optional Redemption by Company	At 102% in year 1; 101% in year 2; and par thereafter

Lien Limitations	The Company may incur secured debt (a) up to $105 million, including the amount of outstanding Bridge Loan Notes, of senior secured first priority indebtedness and (b) up to $100 million, less the amount of outstanding Convertible Notes, of senior secured second priority indebtedness which is pari passu with the Convertible Notes.

Debt Incurrence Covenant	Subject to the application of proceeds described under “Mandatory Redemption by the Company”, the Company may incur indebtedness provided that (a) senior secured debt must be permitted by Lien Limitations above and (b) any debt which is not first priority secured must mature on a date not earlier than 91 days after the maturity date of the Convertible Notes. The Company shall not make or agree to make any mandatory or optional prepayment on debt (other than first priority secured debt permitted pursuant to Lien Limitations above) while the Convertible Notes are outstanding.

Warrants

Number	2,647,059 shares of Class A Common Stock

Exercise Price	US$4.25 per share.

Anti-dilution	Post-IPO formula in existing outstanding XM Warrant (i.e., adjustment for below-market issuances based upon weighted average outstanding).

Vesting	Immediate

Exercise	The warrants will have a cashless exercise feature that will allow the shares of Class A common stock issuable upon exercise of the Warrants to be freely resellable under Rule 144(k).

Termination	Fifth anniversary of the Closing Date

Change of Control Payment	Put price based upon Black-Scholes valuation

General

Certain Conditions	The Redemption and Exchange Transaction is subject to the satisfaction (in a manner reasonably satisfactory to the Investors) or written waiver of the following conditions on the Closing Date:

	(a)	there shall have been executed and delivered definitive documentation (the “Credit Documentation”) with respect to the Bridge Loan Notes and the Amended and Restated Convertible Notes (including any guarantee and security documentation and intercreditor agreement), that reflects the terms and conditions set forth herein and other terms mutually acceptable to the Company and the Investors and shall include covenants, representations and events of default customary for bridge loan transactions. For the avoidance of doubt, the existing Securities Purchase Agreement and Registration Rights Agreement shall continue in effect (modified to include all shares issuable upon conversion or exercise of the Amended and Restated Convertible Notes and Warrants to the extent not freely sellable under Rule 144(k)), except to the extent inconsistent with these terms;

	(b)	all requisite governmental authorities and third parties shall have approved or consented to the Redemption and Exchange Transaction and the other transactions contemplated hereby to the extent required under the Redemption and Exchange Agreement, and there shall be no litigation, governmental, administrative or judicial action, actual or threatened, that could reasonably be expected to restrain, prevent or impose burdensome conditions on the Redemption and Exchange Transaction or the other transactions contemplated hereby;

(c)	the Investors shall have received (i) opinions, reasonably satisfactory to the Investors, of counsel to the Company and the Guarantors and of appropriate local and special counsel and such corporate resolutions, certificates and other documents as the Investors shall reasonably require, (ii) certification by the chief financial officer, president or chief executive officer (or the equivalent of any of the following) of the Company as to the financial condition and solvency of the Company on a consolidated basis (after giving effect to the Redemption and Exchange Transaction), and (iii) documentation reasonably requested as required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations;

(d)	all filings, recordations and searches necessary or desirable in connection with the liens and security interests in the collateral shall have been duly made (or otherwise provided for in a manner reasonably satisfactory to the Investors), all filing and recording fees and taxes shall have been duly paid (or otherwise provided for in a manner satisfactory to the Investors) and any surveys and title insurance reasonably requested by the Investors with respect to owned real property interests of the Company and its subsidiaries shall have been obtained, (ii) the Investors shall have received satisfactory evidence that the Collateral Agent (on behalf of the holders of the Bridge Loan Notes) has a valid and perfected first priority (subject to certain exceptions to be set forth in the loan documentation) lien and security interest in the collateral securing the Bridge Loan Notes, (iii) the Investors shall have received satisfactory evidence that the Collateral Agent (on behalf of the holders of the Convertible Notes) has a valid and perfected second priority (subject to certain exceptions to be set forth in the loan documentation) lien and security interest in the collateral securing the Amended and Restated Convertible Notes, and (iv) the Investors shall have received evidence of the insurance under all insurance policies to be maintained with respect to the properties of the Company and its subsidiaries forming part of the collateral, including endorsements naming the Collateral Agent on behalf of the Investors, as an additional insured or loss payee, as the case may be;

(e)

the Company and its board shall have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill

(including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the jurisdiction of its formation or otherwise which is or could become applicable to any Investor as a result of the transactions contemplated by the Redemption and Exchange Transaction, including without limitation, the Company’s issuance of securities and any Investor’s ownership of the securities;

	(f)	The shares issuable upon conversion of the Convertible Notes or exercise of the Warrants shall have been duly authorized and reserved for issuance and shall be approved for listing on the Nasdaq Global Market;

	(g)	100% of the existing Convertible Notes shall have been tendered for exchange;

	(h)	One or more stockholders of the Company holding at least a majority of the voting securities of the Company shall have entered into a Stockholder Voting Agreement pursuant to which such stockholder(s) will agree to vote all of their securities in favor of the issuance of shares pursuant to exercise of the Warrants and conversion of the Convertible Notes;

	(i)	The Company shall have received an unqualified opinion from its outside auditors with respect to the Company’s financial statements contained in the Company’s Form 10-K for the year ended December 31, 2006.

Stockholder Approval	The Company will solicit the requisite stockholder approval for the issuance of shares pursuant to the Warrants and the Convertible Notes at its next annual or special meeting of stockholders and, in any event, by June 30, 2007.

Limitations on Exercise	In accordance with applicable Nasdaq rules, the Convertible Notes and Warrants will contain a cap on the exercise of conversion or exercise rights such that no more than an aggregate of 19.9% of the Company’s outstanding shares may be issued pursuant to conversions of the Convertible Notes or exercises of the Warrants until the stockholder approval required by Nasdaq has been obtained.

Covenants/Indemnification	Any definitive documentation shall include usual and customary covenants from the Investors and the Company and indemnification from the Company to the Investors.

Governing Law	New York

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